CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 12, 1999 (except with respect to the matter described in Note 7 as to which the date is March 31, 1999) included in MIM Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our firm, included in or made part of this registration statement.



                                             ARTHUR ANDERSEN LLP


Roseland, New Jersey
May 21, 1999

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